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                              AFFILIATES AGREEMENT

          THIS AFFILIATES AGREEMENT (the "Affiliates Agreement") is entered into as of September 11, 1997 between Avant! Corporation, a Delaware corporation ("Avant!"), and the undersigned stockholder (the "Stockholder") of Compass Design Automation, Inc., a Delaware corporation ("Compass").

                                    RECITALS

          A. Compass, Avant! and GB Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Avant! ("Merger Sub"), have entered into an Agreement and Plan of Reorganization dated July 31, 1997 and as amended on August 27, 1997 (the "Merger Agreement"), pursuant to which Merger Sub will be merged into Compass (the "Merger"), and Compass will become a wholly owned subsidiary of Avant!.

          B. Upon the consummation of the Merger and in connection therewith, the undersigned Stockholder will become the owner of shares of Common Stock of Avant! (the "Avant! Shares").

          NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants set forth in the Merger Agreement and in this Affiliates Agreement, it is hereby agreed as follows:

          1.  The undersigned Stockholder hereby agrees that:

              (a) The undersigned Stockholder may be deemed to be (but does not hereby admit to be) an "affiliate" of Compass within the meaning of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act").

              (b) The undersigned Stockholder agrees not to offer, sell, exchange, transfer, pledge or otherwise dispose of any of the Avant! Shares unless at that time:

                   (i) such transaction is permitted pursuant to the provisions of Rule 145(d) under the Securities Act; or

                   (ii) counsel representing the undersigned Stockholder, satisfactory to Avant!, shall have advised Avant! in a written opinion letter satisfactory to Avant! and Avant!'s counsel and upon which Avant! and its counsel may rely, that no registration under the Securities Act is required in connection with the proposed sale, transfer or other disposition; or

                   (iii) a registration statement under the Securities Act covering the Avant! Shares proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current

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prospectus, is filed with the Securities and Exchange Commission (the "SEC")
and made effective under the Securities Act; or

                   (iv) an authorized representative of the SEC shall have rendered written advice to the undersigned Stockholder (sought by the undersigned Stockholder or counsel to the undersigned Stockholder, with a copy thereof and of all other related communications delivered to Avant!) to the effect that the SEC will take no action, or that the staff of the SEC will not recommend that the SEC take action, with respect to the proposed offer, sale, exchange, transfer, pledge or other disposition if consummated.

              (c) All certificates representing the Avant! Shares deliverable to the undersigned Stockholder pursuant to the Merger Agreement and in connection with the Merger and any certificates subsequently issued with respect thereto or in substitution therefor shall, unless one or more of the alternative conditions set forth in the subparagraphs of paragraph (b) of this Section 1 shall have occurred, bear a legend substantially as follows:

          "The shares represented by this certificate may not be offered, sold, exchanged, transferred, pledged or otherwise disposed of except in accordance with the requirements of the Securities Act of 1933, as amended, and the other conditions specified in that certain Affiliates Agreement dated as of September 11, 1997 between Avant! and VLSI Technology, Inc., a copy of which Affiliates Agreement may be inspected by the holder of this certificate at the offices of Avant!, or Avant! will furnish, without charge, a copy thereof to the holder of this certificate upon written request therefor."

Avant!, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the Avant! Shares but not as to the certificates for any part of the Avant! Shares as to which said legend is no longer appropriate when one or more of the alternative conditions set forth in the subparagraphs of paragraph (b) of this Section 1 shall have occurred.

              (d) The undersigned Stockholder will observe and comply with the Securities Act and the General Rules and Regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, exchange, transfer, pledge or other disposition of the Avant! Shares or any part thereof.

          2. WAIVER. No waiver by any party hereto of any condition or of any breach of any provision of this Affiliates Agreement shall be effective unless in writing.

          3. NOTICES. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Affiliates Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, as follows:



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              (a)  If to the Stockholder, at the address set forth below the
Stockholder's signature at the end hereof.

              (b)  If to Avant!:

                   Avant! Corporation
                   46871 Bayside Parkway
                   Fremont, California  94538
                   Attention: John P. Huyett
                   Telephone: (510) 413-8000
                   Facsimile: (510) 413-8080

                   with a copy to:

                   Gunderson Dettmer Stough Villeneuve
                     Franklin & Hachigian, LLP
                   155 Constitution Drive
                   Menlo Park, California  94025
                   Attention: Steven M. Spurlock, Esq.
                   Telephone: (415) 321-2400
                   Facsimile: (415) 321-2800

or to such other address as any party hereto may designate for itself by notice given as herein provided.

          4. COUNTERPARTS. For the convenience of the parties hereto, this Affiliates Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          5. SUCCESSORS AND ASSIGNS. This Affiliates Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

          6. GOVERNING LAW. This Affiliates Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof.

          7. EFFECTIVENESS; SEVERABILITY. This Affiliates Agreement shall become effective at the Effective Time of the Merger. If a court of competent jurisdiction determines that any provision of this Affiliates Agreement is unenforceable or enforceable only if limited in time and/or scope, this Affiliates Agreement shall continue in full force and effect with such provision stricken or so limited.



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          8.  EFFECT OF HEADINGS.  The section headings herein are for convenience only and shall not affect the construction or interpretation of this Affiliates Agreement.

          9. DEFINITIONS. All capitalized terms used herein shall have the meaning defined in the Merger Agreement, unless otherwise defined herein.

























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          IN WITNESS WHEREOF, the parties have caused this Affiliates
Agreement to be executed as of the date first above written.

AVANT! CORPORATION                          VLSI TECHNOLOGY, INC.


By: /s/ Gerald C. Hsu                       By: /s/ Larry L. Grant
   -------------------------------              -------------------------------
   Gerald C. Hsu                                Larry L. Grant
   Chairman of the Board, Chief                 Vice President, General
   Executive Officer and President              Counsel and Secretary

                                                Address:
                                                1109 McKay Drive, MS-45
                                                San Jose, California 95131